                                                                     EXHIBIT 1.1


                             UNDERWRITING AGREEMENT

                                     BETWEEN

                         OBJECTIVE COMMUNICATIONS, INC.

                                       AND

                        SOUTHEAST RESEARCH PARTNERS, INC.

                              DATED: June __, 1999

                         OBJECTIVE COMMUNICATIONS, INC.

                                 2,000,000 Units

                             UNDERWRITING AGREEMENT

                                                             New York, New York
                                                                  June __, 1999

Southeast Research Partners, Inc.
One State Street Plaza
New York, New York 10004
As Representative of the several Underwriters

Ladies and Gentlemen:

               The undersigned, Objective Communications, Inc., a Delaware corporation ("Company"), hereby confirms its agreement with Southeast Research Partners, Inc. (being referred to herein variously as "you", "SERP" or the "Representative") and with the other underwriters named on Schedule I hereto for which SERP is acting as Representative (the Representative and the other Underwriters being collectively called the "Underwriters" or, individually, an "Underwriter") as follows:

1.      Purchase and Sale of Securities.

        1.1    Firm Units.

               1.1.1 Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 2,000,000 units ("Firm Units") at a purchase price (net of commissions) of $____ per Firm Unit. Each Firm Unit consists of three shares of the Company's common stock, par value $.01 per share ("Common Stock"), and two Redeemable Common Stock Purchase Warrants ("Warrant(s)"). The shares of Common Stock and the Warrants included in the Firm Units will not be detachable or separately transferable, and may be traded only as Units, until 90 days from the date hereof or such earlier date as you may determine. Each Warrant entitles its holder to purchase one share of Common Stock at an initial purchase price of $4.00 per share commencing one year after the Effective Date (as hereinafter defined) until the fifth anniversary of the Effective Date. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of commissions) of $_____ per Unit.

               1.1.2 Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on or before the third business day following the date the Firm Units commence trading or at such earlier time as the Representative shall determine, or at such other time as shall be agreed upon by the Representative and the Company, at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units are called the "Closing Date." Payment for the Firm Units shall be made on the Closing Date by wire transfer of immediately available funds to the account of the Company upon delivery to the Representative of a certificate of the Company's transfer agent stating that the Firm Units have been registered in book entry form in such name or names and in such denominations as are requested by the Representative. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Underwriters for all the Firm Units.

        1.2    Over-Allotment Option.

               1.2.1 Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, on the basis of the representations and warranties herein contained, but subject to the terms conditions herein set forth, the Company hereby grants to the Underwriters, severally and not jointly, an option ("Over-allotment Option") to purchase up to an additional _______ Units from the Company ("Option Units"). Each Option Unit is identical to a Firm Unit. The Firm Units and the Option Units are, together with the Common Stock and Warrants underlying such Units and the shares of Common Stock issuable upon exercise of the Warrants, hereinafter referred to collectively as the "Public Securities." The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

               1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative on behalf of the Underwriters as to all or any part of the Option Units at any time, from time to time, within forty-five days after the effective date ("Effective Date") of the Registration Statement (as hereinafter defined). The Over-allotment Option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Units. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over- allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed by a letter or telecopy setting forth the number of Option Units to be purchased, the date and time for delivery of and payment for the Option Units and stating that the Option Units referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Units. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment will be the Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment will not be earlier than three full business days after the date of the notice, unless we mutually agree to an earlier date. If such delivery and payment for the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter the "Option Closing Date"). Upon exercise of the Over-allotment Option, subject to the terms and conditions set forth herein, the Company will become obligated to convey to the Underwriters and the Underwriters will become obligated to purchase the number of Option Units specified in such notice.

               1.2.3 Payment and Delivery. Payment for the Option Units shall be made by wire transfer on the Closing Date or the Option Closing Date, as the case may be, of immediately available funds to the account of the Company upon delivery to the Representative of a certificate of the Company's transfer agent stating that the Option Units have been registered in book entry form in such name or names and in such denominations as are requested by the Representative.

        1.3    Representative's Purchase Option.

               1.3.1 Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Closing Date, for an aggregate purchase price of $100, an option ("Representative's Purchase Option") exercisable, at any time, in whole or in part, for a period of four years commencing one year from the Effective Date, for the purchase of an aggregate of _______ Units ("Representative's Units") at an initial exercise price of 165% of the initial offering price of a Unit (i.e., $____ per Unit). The Representative's Units are identical to the Firm Units. The Representative's Purchase Option, the Representative's Units, the shares of Common Stock and Warrants ("Representative's Warrants") issuable upon exercise of the Representative's Purchase Option and the shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter referred to collectively as the "Representative's Securities." The Public Securities and the Representative's Securities are hereinafter referred to collectively as the "Securities."

               1.3.2 Payment and Delivery. Delivery and payment for the Representative's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates evidencing the Representative's Purchase Option in the name or names and in such authorized denominations as the Representative may request. The Representative's Purchase Option shall be exercisable for a period of four years commencing one year from the Effective Date.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

        2.1 Filing of Registration Statement. The Company has filed with the Securities and Exchange Commission ("Commission") a registration statement and an amendment or amendments thereto, on Form SB-2 (File No. 333-72429), including any related preliminary prospectus ("Preliminary Prospectus"), covering the registration of the Securities under the Securities Act of 1933, as amended ("Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations ("Regulations") of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations), is herein called the "Registration Statement," and the form of the final prospectus dated the Effective Date (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is herein called the "Prospectus." The Registration Statement has been declared effective by the Commission under the Act.

        2.2 No Stop Orders, Etc. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated. No state regulatory authority has issued, to the best knowledge of the Company, any order preventing or suspending the offering or sale of the Securities in such jurisdiction, or threatened to institute any proceedings with respect to such order.

        2.3    Disclosures in Registration Statement.

               2.3.1 Securities Act Representation. At the time the Registration Statement became effective and at all times subsequent thereto up to and including the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus and any amendment or supplement thereto contained and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and conformed and will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, during such time period and on such dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

               2.3.2 Disclosure of Contracts. The description in the Registration Statement and the Prospectus of contracts and other documents is accurate in all material respects and presents fairly the information required to be disclosed and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is otherwise material to the Company's business, has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such contracts or instruments has been assigned by the Company, and, except as described in the Prospectus, neither the Company nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. None of the provisions of such contracts or instruments violates or will result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its respective assets or businesses, including, without limitation, those relating to environmental laws and regulations, except where such violation, singly or in the aggregate, would not have a material adverse effect on the business, operations, assets, financial condition or prospects of the Company (a "Material Adverse Effect").

        2.4    Changes After Dates in Registration Statement.

               2.4.1 No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the business, operations, assets, financial condition or prospects of the Company, including, but not limited to, a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

               2.4.2 Recent Securities Transactions, Etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

        2.5 Independent Accountants. PricewaterhouseCoopers LLP, whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations.

        2.6 Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved except as may be otherwise stated therein; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. The pro forma financial information set forth in the Registration Statement and Prospectus reflects all significant assumptions and adjustments relating to the business and operations of the Company. The historical financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Financial Data", "Selected Financial Data" and "Capitalization" fairly present in all material respect the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements contained in the Registration Statement.

        2.7 Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding actual capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date there will be no options, warrants, or other rights to purchase or otherwise acquire, or preemptive rights with respect to the issuance or sale of, any shares of Common Stock of the Company, including any obligations to issue any shares pursuant to anti-dilution provisions, or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

        2.8    Valid Issuance of Securities; Etc.

               2.8.1 Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized Common Stock and outstanding options and warrants to purchase shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock, options and warrants to purchase shares of Common Stock were at all relevant times either registered under the Act and registered or qualified under the applicable state securities or Blue Sky Laws or exempt from such registration or qualification requirements.

               2.8.2 Securities Sold Pursuant to this Agreement. The Securities have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued and paid for in accordance with the terms of this Agreement, the Representative's Purchase Option, the Representative's Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby and the Representative's Purchase Option, the Representative's Warrants and the Warrants will be enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        2.9 Registration and Anti-Dilution Rights of Third Parties. Except as described in the Prospectus, no holders of any securities of the Company or of any options or warrants or other securities exercisable for or convertible or exchangeable into securities of the Company (i) have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company; or (ii) have rights to have the exercise or conversion prices of their securities lowered and/or the number of securities that they may purchase increased as a result of the issuance by the Company of securities for a price less than such exercise or conversion price.

        2.10 Validity and Binding Effect of Agreements. This Agreement, the Representative's Purchase Option and the Warrant Agreement (as hereinafter defined) have been duly and validly authorized by the Company and constitute, or when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        2.11 No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Representative's Purchase Option and the Warrant Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, except where such breach, conflict, default, creation, modification, termination or imposition, singly or in the aggregate, would not have a Material Adverse Effect; (ii) result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business ("Laws"), except where such violation singly or in the aggregate, would not have a Material Adverse Effect;
(iv) have any effect on any permit, license, certificate, registration, approval, consent or franchise (collectively, "Permits") necessary for the Company to own or lease and operate any of its properties or to conduct its business, except for such effects as would not, singly or in the aggregate, have a Material Adverse Effect.

        2.12 No Defaults; Violations. Except as described in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, including the Agency Agreement dated as of January 25, 1999 by and between the Company and SERP, except where such default, singly or in the aggregate, would not have a Material Adverse Effect. The Company is not in violation of any term or provision of (i) its certificate of incorporation or bylaws or (ii) any franchise, license, permit, or applicable Law, except, in the case of (ii), where such violation, singly or in the aggregate, would not have a Material Adverse Effect.

        2.13   Corporate Power; Licenses; Consents.

             2.13.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary Permits of and from all governmental or regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, except where the lack of any Permit, singly or in the aggregate, would not have a Material Adverse Effect. The Company is, and has been doing business, in compliance with all such Permits and all applicable Laws, except where a lack of compliance, singly or in the aggregate, would not have a Material Adverse Effect. The description in the Registration Statement of federal, state and local regulation and their effects on the Company's business as currently conducted and as contemplated to be conducted is accurate in all material respects and does not omit to state a material fact required to be stated therein or necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

             2.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, approvals, authorizations or orders of, and no filing with, any court, government agency or other body is required for the valid authorization, issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Representative's Purchase Option and the Warrant Agreement, and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws.

        2.14 Title to Property; Insurance. The Company has good and defensible title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus (including the financial statements and notes thereto), purchase money security interests, liens for taxes not yet due and payable and such as would not, singly or in the aggregate, have a Material Adverse Effect. The Company has insurance covering its properties against loss or damage by fire, theft, damage, destruction, acts of vandalism or other casualty and maintains insurance in commercially reasonable amounts.

        2.15 Litigation; Governmental Proceedings. Except as described in the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company's knowledge, threatened against, or involving the properties or business of, the Company that might, if determined adversely, have a Material Adverse Effect, or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject, except as set forth in the Prospectus or such as would not singly or in the aggregate, have a Material Adverse Effect.

        2.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the state of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a Material Adverse Effect.

        2.17 Taxes. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company, except where the failure to pay would not, singly or in the aggregate, have a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. No material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

        2.18   Transactions Affecting Disclosure to NASD.

               2.18.1 Finder's Fees. Except as set forth on SCHEDULE 2.18.1, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's, consulting or origination fee with respect to the introduction of the Company to the Representative or any of the other Underwriters or the sale of the Securities hereunder and, except for the arrangements, agreements, understandings, payments or issuances between the Company and the Underwriters that are described in the "Underwriting" section of the Prospectus, there are no other arrangements, agreements, understandings, payments or issuances pursuant to which the Company has made or will make a payment (i) to any member of the National Association of Securities Dealers, Inc. ("NASD"), or (ii) to any person or entity that has any direct or indirect affiliation or association with any NASD member.

               2.18.2 Payments Within Twelve Months. Except as set forth on
SCHEDULE 2.18.2, and other than payments to the Representative and Ladenburg Thalmann & Co. Inc., the Company has not made or become obligated to make any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, or (ii) to any NASD member, or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission ("Filing Date") or thereafter.

             2.18.3 Use of Proceeds. Except as set forth on SCHEDULE 2.18.3, or as specifically authorized herein, none of the net proceeds of the offering will be paid by the Company to any NASD member or any affiliate or associate of any NASD member.

             2.18.4 Insiders' NASD Affiliation. Except as set forth on
SCHEDULE 2.18.4, no officer or director of the Company or owner of any of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Underwriters and the NASD if any officer, director or stockholder of the Company is or becomes an affiliate or associated person of an NASD member participating in the offering.

        2.19 Foreign Corrupt Practices Act. Neither the Company nor any of its officers, directors, employees, agents or any other person acting on their behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might have a Material Adverse Effect on the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

        2.20 Nasdaq SmallCap Market Eligibility. As of the Effective Date, the Securities have been approved for quotation on the Nasdaq SmallCap Market.

        2.21 Intangibles. The Company owns or possesses the requisite licenses or other rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights, intellectual property rights and other rights (collectively, "Intangibles") used by the Company in its business or relating to products or services sold or currently proposed to be sold by the Company. The Company's Intangibles are listed on SCHEDULE 2.21. Intangibles that have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect. There is no claim or action by any person pertaining to, or proceeding pending or, to the Company's knowledge, threatened, and the Company has not received any notice of conflict with the asserted rights of others that challenges the exclusive rights of the Company with respect to, any Intangibles used in the conduct of the Company's business. To the Company's knowledge, the Intangibles and the Company's current products, services and processes do not infringe on any intangibles held by any third party, and no others have infringed upon the Intangibles of the Company. The Company has in place all confidentiality agreements with its employees, consultants and third parties as are reasonably necessary to protect the Company's Intangibles.

        2.22   Relations With Employees.

               2.22.1 Employee Matters. The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto, except where non-compliance, singly or in the aggregate, would not have a Material Adverse Effect. There are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

               2.22.2 Employee Benefit Plans. Other than as set forth in the Registration Statement, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company does not maintain or contribute to, and has at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. If the Company does maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), that could subject the Company to any tax penalty for prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi-employer plan."

        2.23 Officers' Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel on the Closing Date and the Option Closing Date, if any, shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

        2.24 Lock-Up Agreements. The Company has delivered legally binding and enforceable agreements pursuant to which (i) the holders of the 162,844 shares of Common Stock sold in the Company's private placement offering in February 1999 agree not to sell any shares of Common Stock owned by them (except by means of a private transaction in connection with which the transferee agrees to the same lockup agreement) for a period of 180 days following the Effective Date, (ii) the directors and officers of the Company (including their family members and affiliates) and certain other holders of Common Stock, all of which are listed on SCHEDULE 2.24 attached hereto, agree not to sell any shares of Common Stock owned by them (except by means of a private transaction in connection with which the transferee agrees to the same lockup agreement) for a period of 15 months following the Effective Date, (iii) the holders of the [823,809] shares of Common Stock issuable upon conversion of the Company's 5% Convertible Debentures due 2003 agree not to sell any shares of Common Stock owned by them (except by means of a private transaction in connection with which the transferee agrees to the same lockup agreement) for a period of 12 months following the Effective Date, and (iv) the holders of the 61,680 shares of Common Stock issuable upon conversion of the Company's Series B 5% Convertible Preferred Stock and ___ Shares of Common Stock issuable upon exercise of warrants issued in connection with the Company's 5% Convertible Debentures due 2003 agree not to sell any shares of Common Stock owned by them for a period of 6 months following the Effective Date; in each case except with the consent of the Representative.

        2.25 Waivers of Registration Rights. The Company has delivered legally binding and enforceable agreements pursuant to which any defaults by the Company that may have occurred with respect to the Company's failure to register any of its securities on a registration statement filed with the Commission and/or to maintain the effectiveness of such registration statement have been waived by the holders of all relevant registration rights.

        2.26 Waivers of Anti-Dilution Provisions. Except as set forth on
SCHEDULE 2.26, the Company has delivered legally binding and enforceable agreements pursuant to which the holders of a sufficient number of securities effective to waive the application of any anti-dilution provisions that may be triggered by the issuance of securities in the offering contemplated by this Agreement to purchase (i) additional shares of Common Stock or other securities of the Company, or (ii) any securities of the Company at a reduced price.

        2.27 Subsidiaries. The Company does not own an interest in any corporation, partnership, joint venture, trust or other business entity. The Company has no subsidiaries.

        2.28   Government Contracts.   The Company is not a party to any
contract with any agency or instrumentality of the U.S. Government. The Company has never been denied a security clearance.

        2.29 Product Liability Insurance. The Company maintains product liability insurance of the types and in the amounts that are commercially reasonable for its business as currently conducted and as proposed to be conducted.

        2.30 Year 2000. All operating codes, programs, utilities and other software and all computer hardware used by the Company in its business or manufactured and sold by the Company in its product are designed to record, store, process and present calendar dates falling on or after January 1, 2000 in the same manner and with the same functionality as on or before December 31, 1999. After due inquiry, the Company has no reason to believe that it will incur material expenses arising from or relating to the failure of any of its products or material systems to record, store, process or present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as on or before December 31, 1999.

        2.31 Company not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of the Investment Company Act, and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

        2.32 Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

        2.33 Warrant Agreement. The Company has entered into a warrant agreement with respect to the Warrants and the Representative's Warrants substantially in the form filed as an exhibit to the Registration Statement ("Warrant Agreement") with Continental Stock Transfer & Trust Company, in form and substance satisfactory to the Representative, providing for, among other things, (i) no redemption of the Warrants without the consent of the Representative and (ii) the payment of a warrant solicitation fee as contemplated by Section 3.10.1 hereof.

3.      Covenants of the Company.  The Company covenants and agrees as follows:

        3.1 Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object.

        3.2    Federal Securities Laws.

               3.2.1 Compliance. During the time when a Prospectus or Selling Stockholder Prospectus (as defined in the Registration Statement) is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations, the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities and the shares of common stock ("Selling Stockholder Shares") being registered in the Registration Statement on behalf of certain selling stockholders ("Selling Stockholders") in accordance with the provisions hereof, the Prospectus and the Selling Stockholder Prospectus and, in the case of Selling Stockholders who acquired such shares in the Company's private placement of Units that took place in February 1999 ("February 1999 Private Placement"), the Subscription Agreement between the Company and each of such Selling Stockholders. If at any time when a Prospectus relating to the Public Securities or the Selling Stockholder Shares is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Representative, the Prospectus or the Selling Stockholder Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or the Selling Stockholder Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

            3.2.2 Filing of Final Prospectus. If required, the Company shall file the Prospectus (in form and substance satisfactory to the Representative) with the Commission (including the information required by Rule 430A of the Regulations) pursuant to the requirements of Rule 424 of the Regulations; or the Company shall file a post-effective amendment to the Registration Statement (in form and substance satisfactory to the Representative) containing the information required by such Rule 430A; or, if the Company elects to rely upon Rule 434 of the Regulations and obtains the Representative's consent thereto, the Company shall file a term sheet with the Commission in the manner and within the time period required by Rule 424(b) of the Regulations.

            3.2.3 Exchange Act Registration. For a period of five years from the Effective Date, the Company will use its best efforts to maintain the registration of the Common Stock under the provisions of the Exchange Act.

        3.3 Blue Sky Filings. The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Securities and the Selling Stockholder Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

        3.4 Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to each of you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

        3.5 Events Requiring Notice to the Representative. The Company will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and
(vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

        3.6 Reserved.

        3.7 Reserved.

        3.8 Reserved.

        3.9 Nasdaq Maintenance; De-listing of Units. For a period of five years from the date hereof, the Company will use its best efforts to maintain the quotation by The Nasdaq Stock Market of the Units, Common Stock and Warrants. Upon request by the Representative, the Company agrees to take immediately all actions necessary to de-list the Units from the Nasdaq Stock Market, provided that at such time the Common Stock and Warrants are permitted to trade separately.

        3.10 Warrant Solicitation and Registration of Common Stock Underlying the Warrants.

               3.10.1 Warrant Solicitation and Representative Warrant Solicitation Fees. The Company hereby engages the Representative, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Company, at its cost, will (i) assist the Representative with respect to such solicitation, if requested by the Representative and will (ii) provide to the Representative, and direct the Company's transfer and warrant agent to provide to the Representative, lists of the record and, to the extent known, beneficial owners of the Company's Warrants. Commencing one year from the Effective Date, the Company will pay to the Representative a commission of five percent of the Warrant exercise price for each Warrant exercised, payable on the date of such exercise, on the terms provided for in the Warrant Agreement, if allowed under the rules and regulations of the NASD and only if the Representative has provided bona fide services to the Company in connection with the exercise of Warrants and has received written confirmation from the holder that the Representative has solicited such exercise. In addition to soliciting, either orally or in writing, the exercise of Warrants, such services may also include disseminating information, either orally or in writing, to Warrantholders about the Company or the market for the Company's securities, and the assisting in the processing of the exercise of Warrants. The Representative may engage sub-agents who are members of the NASD in its solicitation efforts, provided, however, nothing herein shall obligate the Company to make any payment to any such sub-agent. The Company will disclose the arrangement to pay such solicitation fees to the Representative in any prospectus used by the Company in connection with the registration of the shares of Common Stock underlying the Warrants. The Company shall not be obligated to reimburse the Representative for any of its expenses incurred in connection with such solicitation.

               3.10.2 Registration of Common Stock. The Company agrees that prior to the date that the Warrants become exercisable, it shall file with the Commission a post-effective amendment to the Registration Statement, if possible, or a new registration statement, to register, under the Act, and it shall take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants. In either case, the Company shall cause the same to become effective at or prior to the date that the Warrants become exercisable, and maintain the effectiveness of such registration statement and keep current a prospectus thereunder and maintain such qualification until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. The provisions of this Section 3.10.2 may not be modified, amended or deleted without the prior written consent of the Representative.

        3.11   Reserved.

        3.12   Reports to the Representative and Others.

               3.12.1 Periodic Reports, Etc. For a period of five years from the Effective Date, the Company will promptly furnish to the Representative, and to each other Underwriter that may so request, copies of such financial statements and other periodic and special reports as the Company from time to time files with any governmental authority or furnishes generally to holders of any class of its securities (at substantially the same time as such information is filed with the governmental authority or furnished to security holders), and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release issued by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, and (iv) such additional public documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request.

               3.12.2 Transfer Sheets and Weekly Position Listings. For a period of five years from the Closing Date, the Company will furnish to the Representative at the Company's sole expense such transfer sheets and position listings of the Company's securities as the

Representative may request, including the daily, weekly and monthly consolidated transfer sheets of the transfer agent of the Company and the weekly security position listings of the Depository Trust Company.

        3.13 Representative's Purchase Option. On the Closing Date, the Company will execute and deliver the Representative's Purchase Option to the Representative substantially in the form filed as an exhibit to the Registration Statement.

        3.14 Disqualification of Form SB-2 or S-1 (or other appropriate form). For a period equal to five years from the date hereof, the Company will use its reasonable efforts to take such action or actions as may be necessary to permit the Company to remain eligible to use Form SB-2 or Form S-1 (or other appropriate form) for the registration of the Representative's Securities under the Act and will not take any action or actions that may prevent the Company's use of such forms.

        3.15 Payment of Expenses.

             3.15.1 General Expenses. The Company hereby agrees to pay on or promptly after the Closing Date and, to the extent not paid on the Closing Date, on the Option Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, any post-effective amendments thereto, the Prospectus and the Preliminary Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units and the Representative's Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, the costs of printing and mailing the "Preliminary Blue Sky Memorandum" and all amendments and supplements thereto, fees up to an aggregate of $______ (of which $15,000 has been paid to date) and disbursements of Representative's counsel, (v) filing fees, costs and expenses (including fees and disbursements of the Representative's counsel) incurred in registering the offering with the NASD, (vi) costs of placing "tombstone" advertisements in the Wall Street Journal, The New York Times and a third publication to be selected by the Representative, (vii) fees and disbursements of the transfer agent, (viii) the Company's expenses associated with "due diligence" meetings arranged by the Underwriters, (ix) the preparation, binding and delivery of transaction "bibles," in quantity, form and style satisfactory to the Representative and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representative, (x) any listing of the Public Securities on The Nasdaq Stock Market, and (xi) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 3.15.1. The Representative may deduct from the net proceeds of the offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representative and/or to third parties.

             3.15.2 Non-Accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.15.1, it will pay to the Representative a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Public Securities, of which $50,000 has been paid to date, and the Company will pay the balance on the Closing Date and any additional monies owed attributable to the Option Securities or otherwise on the Option Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein. If, for any reason whatsoever, the offering contemplated by this Agreement is not consummated, then the following provisions shall apply: The Company's liability for payment to the Representative of the non-accountable expense allowance shall be equal to the sum of the Representative's actual out-of-pocket expenses (including, but not limited to, counsel fees, "road- show" and due diligence expenses). The Representative shall retain such part of the non-accountable expense allowance previously paid as shall equal its actual out-of-pocket expenses. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses. If the amount previously paid exceeds the amount of the actual out-of-pocket expenses, the Representative shall promptly remit to the Company any such excess.

        3.16 Application of Net Proceeds. The Company will apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus. The Company hereby agrees that, except as so described, the Company will not apply any net proceeds from the offering to pay (i) any debt for borrowed money; (ii) any obligations (including indebtedness, both principal and any interest thereon, for borrowed funds and unpaid salaries, fees or other compensation) owed to any officers, directors, Significant Stockholders (as hereinafter defined) of the Company or any of their respective family members of affiliates (excluding salaries or fees payable on a current basis to officers and directors in the ordinary course of the Company's business). The term "Significant Stockholders" means those persons and entities that beneficially own at least two percent of the Company's Common Stock as of the Effective Date.

        3.17 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

        3.18 Reserved.

        3.19 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

        3.20 Internal Controls. The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        3.21 Sale of Securities. The Company agrees to take all reasonable actions to prevent a private or public sale or private or public offering of any of its securities (except by means of private transactions in connection with which the transferee agrees to be bound by the same lockup agreement that the transferor is bound by) owned nominally or beneficially by any of the security holders referenced in Section 2.24 for the respective periods set forth in
Section 2.24 without obtaining the prior written consent of the Representative.

        3.22 Options/Warrants. The Company agrees that (i) during the 12 months following the Effective Date, the Company will not grant options to directors, officers, employees or consultants of the Company for more than an aggregate number of shares equal to 15% of the outstanding shares of Common Stock on the Effective Date plus the number of shares included in the Firm Units and any Option Units purchased pursuant to this Agreement and the shares underlying the Warrants included in such Firm Units and Option Units (which number shall be adjusted up or down for any stock splits or reverse stock splits effected during such period), (ii) if the Company adopts a new stock option plan on or after the Effective Date, all options issued to directors, officers, employees and consultants during the 12 months following the Effective Date will be granted under such new plan, and (iii) for a period of 12 months after the Effective Date, the Company will not grant any option, or issue any warrants, pursuant to the new stock option plan or otherwise, having an exercise price less than the greater of $______ per share or the fair market value of the Common Stock on the date of grant or the date of issue, as the case may be.

        3.23 No Waivers, Etc. The Company shall not waive any provision of, modify or amend in any respect, or terminate, without the prior written consent of the Representative, any agreement between the Company and any securityholder of the Company or any other person (i) relating to fees or compensation payable to any member of the NASD or associated persons of a member of the NASD, (ii) restricting the ability of security holders to sell securities of the Company,
(iii) waiving any registration and/or antidilution rights of securityholders with respect to securities of the Company, (iv) waiving any defaults in the Company's obligations under any registration rights, or (v) relating to the deferred payment of accrued and unpaid salary.

        3.24 Amendment of Bylaws. On or before the Closing Date, the Company shall have amended its Amended and Restated Bylaws to provide that special meetings of stockholders shall be called at the request of the holders of at least 10% of the outstanding shares of Common Stock entitled to vote at such meetings.

        3.25 Amendment of Outstanding Options and Warrants. On or before the Closing Date, the Company shall have amended all outstanding options and warrants that are not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and that are exercisable more than five years after the Effective Date, so that such options and warrants may not be exercised more than five years after the Effective Date.

        3.26 Preferred Stock. From and after the Closing Date, any issuance of preferred stock of the Company will be approved by a majority of the Company's independent directors who do not have an interest in any such issuance and have access, at the Company's expense, to the Company's counsel or independent counsel.

        3.27 Nasdaq Filing. On the Effective Date, simultaneously with the closing of the offering of Securities contemplated by this Agreement, the Company shall file with The Nasdaq Stock Market, Inc. and the Commission a report on Form 8-K evidencing the satisfaction of the conditions for continued listing on the Nasdaq Small Cap market described in that certain letter from The Nasdaq Stock Market, Inc. dated April 28, 1999, including (i) evidencing that the Company has at least $9,000,000 in net tangible assets, and (ii) demonstrating the Company's compliance with all of the requirements for continued listing on the Nasdaq SmallCap Market, including the submission of all outstanding forms and fees. Such filing shall include a May 31, 1999, balance sheet with pro forma adjustments for any significant events or transactions occurring on or before the date of such report is filed.

4. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

        4.1    Regulatory Matters.

               4.1.1 Effectiveness of Registration Statement. The Registration Statement has been declared effective on the date of this Agreement and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Graubard Mollen & Miller, counsel to the Underwriters.

               4.1.2 NASD Clearance. By the Effective Date, the Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

               4.1.3 No Blue Sky Stop Orders. No order suspending the sale of the Securities in any jurisdiction designated by the Representative pursuant to
Section 3.3 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

               4.1.4 Unaudited Financials. The Company shall have furnished to the Representative as early as practicable prior to the date hereof a copy of the latest available unaudited interim financial statements ("Unaudited Financials") of the Company (that in no event shall be as of a date more than 30 days prior to the Effective Date) which have been read by the Company's independent accountants, as stated in their letter to be furnished pursuant to
Section 4.3 hereof.

        4.2    Opinions of Counsel.

               4.2.1 Opinion of Company Counsel. On each of the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of Shaw Pittman, counsel to the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative and in form and substance satisfactory to Graubard Mollen & Miller, counsel to the Representative, to the effect that:

                     (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing in the Commonwealth of Virginia and the State of New Hampshire.

                     (ii) The Company has all corporate power and authority to enter into this Agreement, the Representative's Purchase Option and the Warrant Agreement and to carry out its obligations hereunder and thereunder. No consents, approvals, authorizations or orders of, and no filings with, any court or governmental agency or body, are required for the Company to execute, deliver and perform its obligations under this Agreement, or to authorize, issue, sell and deliver the Securities, and to consummate the transactions and agreements contemplated by this Agreement, the Representative's Purchase Option and the Warrant Agreement, except for those authorizations, approvals, consents, orders and filings as have been made or obtained and are in full force and effect and except for such authorizations, approvals, consents, orders and filings under the Act and the Blue Sky laws of any state or jurisdiction in the United States in which the Units may be offered, as to which we express no opinion.

                     (iii) All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column titled "Actual" under the caption "Capitalization" as of the date stated therein, except that the Company also has authorized 500,000 shares of Series A Convertible Preferred Stock, none of which is issued and outstanding as of the date of this opinion. To such counsel's knowledge, all of the issued and outstanding shares of Common Stock were issued in compliance with the registration requirements of the Securities Act and the rules and regulations promulgated thereunder and the applicable state securities or Blue Sky laws or pursuant to an exemption from such registration requirements. None of the holders of the Common Stock are subject to personal liability under the certificate of incorporation or bylaws of the Company or the General Corporation Law of the State of Delaware solely by reason of being such a holder. None of the issued and outstanding shares of Common Stock were issued in violation of statutory preemptive rights of any holders of such securities of the Company or, to such counsel's knowledge, were issued in violation of similar contractual rights granted by the Company. All of the issued and outstanding options and warrants to purchase shares of Common Stock were validly authorized by the Board of Directors and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                     (iv) The Securities have been duly authorized for issuance and sale by the Company by all requisite corporate action by the Company. When issued and delivered by the Company in accordance with the terms of this Agreement, against payment of the consideration set forth herein, the Securities will be fully paid and non-assessable. The holders of the Securities will not be subject to personal liability under the Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware solely by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or, to the best of such counsel's knowledge after due inquiry, similar contractual rights granted by the Company. The forms of certificate used to evidence the Units, Common Stock and Warrants comply with the applicable requirements of the Certificate of Incorporation and Bylaws of the Company and the General Corporation Law of the State of Delaware.

                     (v) To the best of such counsel's knowledge, after due inquiry, except as fully disclosed in the Prospectus, no holders of any securities of the Company or of any options, warrants or other securities of the Company exercisable for or convertible or exchangeable into securities of the Company (i) have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a Registration Statement filed by the Company, or (ii) have rights to have the exercise or conversion prices of their securities lowered and/or the number of securities that they may purchase increased as a result of the issuance by the Company of securities for a price less than such exercise or conversion price.

                     (vi) To the best of such counsel's knowledge, after due inquiry, the Securities have been approved for quotation on the Nasdaq SmallCap Market.

                      (vii) This Agreement, the Representative's Purchase Option and the Warrant Agreement have each been duly and validly authorized and, when executed and delivered by the

Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to, in each case: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, (ii) the fact that the indemnification and contribution provisions set forth in this Agreement, the Representative's Purchase Option and the Warrant Agreement may be limited under federal and applicable state securities laws and by public policy, and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                      (viii) The execution, delivery and performance by the Company of this Agreement, the Representative's Purchase Option and the Warrant Agreement, the issuance and sale of the Securities, the performance by the Company of its obligations hereunder and thereunder (other than the performance by the Company of its obligations under the indemnification and contribution provisions of this Agreement, the Representative's Purchase Option and the Warrant Agreement, as to which no opinion need be rendered), do not and will not, (a) result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company, (b) to such counsel's knowledge, will not constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material contracts, agreements, instruments, leases or licenses to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (c) to such counsel's knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company.

                      (ix) The Registration Statement, each Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements and supporting schedules included therein, or the financial statements and supporting schedules included in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Act and Regulations. The Securities and all other securities issued or issuable by the Company conform in all respects to the description thereof contained in the Registration Statement and the Prospectus. The statements in the Prospectus under "Description of Securities" and "Shares Eligible for Future Sale," have been reviewed by such counsel, and insofar as such statements constitute matters of law, summaries of legal matters, of the Company's Certificate of Incorporation or of Bylaw provisions, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein. No statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required. To such counsel's knowledge, there are no contracts or documents to which the Company is a party required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement pursuant to the Act or the Regulations that are not so described or filed as required.

                      (x) The Registration Statement was declared effective under the Act on June __, 1999, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act by the Commission.

                      (xi) To such counsel's knowledge, the Company is not (i) in violation of its Certificate of Incorporation or Bylaws or any law applicable to the Company, or any administrative regulation or administrative or court decree known to such counsel and applicable to the Company, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contain in any material contracts, agreements, instruments, leases and licenses to which the Company is a party or by which the Company or any of its properties or assets may be bound, except in each such case for such violations or defaults as would not, singly or in the aggregate, result in a Material Adverse Effect.

                      (xii) To the best of such counsel's knowledge, after due inquiry, except as set forth in the Prospectus, there is no action, suit or proceeding pending or threatened against the Company that might reasonably be expected to have a Material Adverse Effect.

                      (xiii) To the best of such counsel's knowledge, the Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, other than as described in the Prospectus, the requisite licenses or other rights to use all Intangibles and other rights necessary to conduct its business (including, without limitation, any such licenses or rights described in the Prospectus as being licensed to or owned or possessed by the Company) and there is no claim or action by any person pertaining to, or proceeding, pending or threatened that challenges the exclusive rights of the Company with respect to any Intangibles used in the conduct of its business (including without limitation any such licenses or rights described in the Prospectus as being owned or possessed by the Company). To the best of such counsel's knowledge, the Company's current products, services and processes do not infringe on any intangible held by third persons. The Company's Intangibles that have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect.

                      (xiv) The statements in the Prospectus under the captions "Risk Factors-- Uncertain Protection of Intellectual Property" and "Business-- Intellectual Property" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions pertaining to intellectual property, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No statute or regulation or legal or governmental proceeding pertaining to intellectual property required to be described in the Registration Statement is not described as required.

                      Counsel to the Company will also deliver the following statement to the Representative with the foregoing opinions: On the basis of such counsel's participation, as counsel to the Company, with representatives of the Company in the preparation of the Registration Statement and the Prospectus and such counsel's participation with representatives of the

Company and the Underwriters at meetings in which the contents of the Registration Statement and the Prospectus and related matters were discussed and the examination by such counsel of such corporate records, statutes, documents and questions of law as such counsel deemed necessary, but without independent verification by such counsel of the accuracy, completeness and fairness of the statements contained in the Registration Statement and the Prospectus except as specifically set forth in such counsel's opinion, and without commenting as to the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein, nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or the Prospectus, or any amendment or supplement thereto (except for the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which no statement need be rendered), as of its date and as of the Closing Date, contained or contains any untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               4.2.2 Reliance. In rendering such opinions, such counsel may rely
(i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deem proper and to the extent specified in such opinions, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company and certificates of officers of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' counsel if requested. The opinions relied upon by counsel to the Company and intellectual property counsel to the Company, and the opinions of counsel to the Company and intellectual property counsel to the Company, shall include statements to the effect that they may be relied upon by counsel to the Underwriters in its opinion delivered to the Underwriters.

        4.3    Cold Comfort Letters.

               4.3.1 Cold Comfort Letter of PricewaterhouseCoopers LLP. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Graubard Mollen & Miller, counsel to the Underwriters, from PricewaterhouseCoopers LLP dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

               (i) Confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

               (ii) Stating that in their opinion the financial statements and the financial statement schedules of the Company included (or incorporated by reference) in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

               (iii) Stating that, based on the performance of procedures specified by the American Institute of Certified Public Accountants for a review of the latest available unaudited interim financial statements of the Company (as described in Statement on Auditing Standards ("SAS") No. 71-- "Interim Financial Information"), with an indication of the date of the latest available unaudited interim financial statements, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (a) the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or any material modification should be made to the unaudited interim financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included or incorporated by reference in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock, increase in long-term debt or any decreases in net current assets (working capital) or in stockholders' equity of the Company as compared with amounts shown on the December 31, 1998 condensed balance sheet included in the Registration Statement, (c) for the period from January 1, 1999 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there were any decreases, as compared with the corresponding period in the preceding year, in net sales or in the total or per-share amounts of income before extraordinary items or of net income;

               (iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial paper and notes payable to banks);

               (v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of net sales and net income, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records and work sheets of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

            (vi) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

        4.4 Officers' Certificates.

            4.4.1 Officers' Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

            4.4.2 Secretary's Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying
(i) that the Bylaws and Certificate of Incorporation, as amended, of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified,
(iii) all correspondence between the Company or its counsel and the Commission,
(iv) all correspondence between the Company or its counsel and the NASD concerning inclusion of the Securities on the Nasdaq National Market or SmallCap, and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

        4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material change in the business, operations, assets, financial condition or prospects of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company, taken as a whole, (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company, (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus, (v) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or affecting any of its property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.6 Delivery of Representative's Purchase Option. The Company shall have delivered to the Representative an executed copy of the Representative's Purchase Option dated the Closing Date.

        4.7 Opinion of Counsel for the Underwriters. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Graubard Mollen & Miller, counsel for the Underwriters, and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5.      Indemnification.

        5.1 Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, its directors, officers, agents and employees and each person, if any, who controls any Underwriter ("controlling person") within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, claim, damage, liability and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, or any claims whatsoever commenced or threatened, whether arising out of any action between either of the Underwriters and the Company or between either of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), arising out of or based upon any untrue statement or alleged untrue statement of a material fact (i) contained in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented, and including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 of the

Regulations); (ii) contained in any post-effective amendment or amendments or any new registration statement and prospectus in which are included securities of the Company issued or issuable upon exercise of the Underwriters' Purchase Option; (iii) contained in any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities or this offering under the securities laws thereof or filed with the Commission, any state securities commission or agency, the NASD (including Nasdaq and NASD Regulation, Inc.) or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) based in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; (v) based in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (vi) based in whole or in part on any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (i), (ii) or (iii) above; provided that the Company shall not be liable under this clause (vi) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be, and provided further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Securities, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriters pursuant to Section 3.4 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 5.1 shall be in addition to any liabilities that the Company may otherwise have. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

        5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, directly relating to the transactions effected by the Underwriters in connection with this offering made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table following the first paragraph under the caption "Underwriting" in the Prospectus and in the tenth, eleventh and thirteenth paragraphs under the caption "Underwriting" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 5.2 shall be in addition to any liabilities that each Underwriter may otherwise have.

        5.3 Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 5 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnifying party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of legal counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so as to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than once separate counsel (together with local counsel), approved by the indemnifying party (the Representative, in the case of Sections 5.2 and 5.5), representing the indemnified parties who are parties to such action) or

(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        5.4 Settlements. The indemnifying party under this Section 5 shall not be liable for any settlement of any proceedings effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section
5.3 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnifying party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party or indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        5.5 Contribution. If the indemnification provided for in Sections 5.1 through 5.4 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Public Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Public Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Public Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 of the Regulations is used, the corresponding location on the term sheet filed pursuant to such Rule) bear to the aggregate initial public offering price of the Public Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty related to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to included, subject to the limitations set forth in Section 5.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 5.3 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 5.5; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 5.3 for purposes of identification.

               The Company and the Representative agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.5.

               Notwithstanding the provisions of this Section 5.5, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Public Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 5.5 are several and not joint, in proportion to their respective underwriting commitments as set forth on Schedule I hereto. For purposes of this Section 5.5, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and Exchange Act shall have the same rights to contribution as such Underwriter.

6.      Default by an Underwriter.

        6.1 Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units if exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

        6.2 Default Exceeding 10% of Firm Units or Option Units. In the event that such default relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.15 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

        6.3 Postponement of Closing Date. In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Representative may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Units.

7.      Additional Covenants.

        7.1 Board Designee. For a period of three years from the Effective Date, the Company will appoint a designee of SERP who is reasonably acceptable to the Company as a member of its Board of Directors. Alternatively, SERP shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. Such designee or representative, as the case may be, shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transportation. The Company agrees to give SERP written notice of each such meeting and to provide SERP with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors. To the extent permitted by law, the Company will agree to indemnify SERP and its designee for the actions of such designee as a director of the Company. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it will, if possible, include each of SERP and its designee as an insured under such policy.

        7.2 Press Releases. The Company will not issue a press release or engage in any other publicity (other than customary advertisements for its products and services) until 10 days after the Effective Date without SERP's prior consent.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9.      Effective Date of This Agreement and Termination Thereof.

        9.1 Effective Date. This Agreement shall become effective on the Effective Date at the time that the Registration Statement is declared effective.

        9.2 Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the Nasdaq National Market, Nasdaq SmallCap Market or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared that materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act that, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company has breached any of its representations or warranties, or failed to perform in any material respect any of its obligations, hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the condition (financial or otherwise), business, or prospects of the Company, or such adverse material change in general market conditions as in the Representative's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

        9.3 Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms hereof, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by
Section 3.15 hereof.

        9.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.     Miscellaneous.

        10.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed

If to the Representative:

        Research Partners International, Inc.
        One State Street Plaza
        New York, New York 1000
        Attention: Steven Levine

   Copy to:

        Graubard Mollen & Miller
        600 Third Avenue
        New York, New York 10016
        Attention:  David Alan Miller, Esq.

If to the Company:

        Objective Communications, Inc.
        50 International Drive
        Portsmouth, New Hampshire 03801
        Attention: Robert H. Emery

Copy to:

        Shaw Pittman
        1676 International Drive
        McLean, Virginia 22102
        Attention: Ellen Canan Grady, Esq.

        10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

        10.3 Amendment. This Agreement may be amended only by a written instrument executed by each of the parties hereto.

        10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) and the Agency Agreement, dated as of January 25, 1999, between SERP and the Company, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

        10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon, the Representative, the Underwriters, the Company, the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

        10.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to principles of conflicts of law. Each of the parties hereto hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereto hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The parties hereto agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

        10.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

        10.8 Waiver, Etc. The failure of any of the parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

        10.9 Sophistication. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 5 and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 5 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act.

        10.10 Representative's Right to Assign. The Representative shall be entitled at any time to assign any or all of its rights or duties hereunder, without the consent of the Company or any other person, to any registered broker-dealer a majority of the outstanding equity securities of which is owned by Research Partners International, Inc.

               If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                              Very truly yours,

                                              OBJECTIVE COMMUNICATIONS, INC.

                                              By:
                                                 ---------------------------
                                                 Name:    James F. Bunker
                                                 Title:   President and Chief
                                                            Executive Officer

                                              Accepted as of the date
                                              first above written.

                                                              New York, New York

                                              SOUTHEAST RESEARCH PARTNERS, INC.
                                                 Acting on behalf of itself and
                                                 as the Representative of the
                                                 several Underwriters named in
                                                 Schedule I hereto


                                              By:
                                                 ---------------------------
                                                 Name:
                                                 Title:

                                                                      SCHEDULE I

                         OBJECTIVE COMMUNICATIONS, INC.

                                2,000,000 UNITS

                                                                   Number of Firm Units
                        Underwriter                                  to Be Purchased
                        -----------                                  ---------------
Southeast Research Partners, Inc.
Ladenburg Thalmann & Co. Inc.

                                                                  ---------------------